Exhibit 10.10

EXECUTION VERSION

CALL OPTION/NOTE REDEMPTION AGREEMENT

This CALL OPTION/NOTE REDEMPTION AGREEMENT (this “Agreement”) is dated as of August 16, 2012 (the “Effective Date”) and is entered into by and between NextWave Wireless LLC (“NextWave”) and NextWave Holdco LLC (the “Company”), on the one hand, and Wilmington Trust, National Association as noteholder representative (the “Noteholder Representative”) and the parties listed on Schedule A attached hereto (each, a “Noteholder” and, collectively, the “Noteholders”), on the other hand.

RECITALS

WHEREAS, NextWave, NextWave Wireless Inc. (“Listco”), certain guarantors party thereto, certain purchasers party thereto and The Bank of New York Mellon as Collateral Agent, previously entered into that certain Third Lien Subordinated Exchange Note Exchange Agreement dated as of October 9, 2008 (the “Original Note Agreement”), pursuant to which the original purchasers acquired $478,294,966 aggregate Stated Value of Third Lien Subordinated Secured Convertible Notes (the “Original Notes”) from Listco in exchange for certain shares of series A preferred stock of Listco in an exchange transaction pursuant to Section 3(a)(9) of the Securities Act;

WHEREAS, as of the date hereof, the aggregate principal amount of outstanding Original Notes, all of which are held by the Noteholders, is $761,887,512.00;

WHEREAS, the Noteholders previously entered into a Forbearance Agreement dated as of August 1, 2012 (the “Forbearance Agreement”) for the benefit of Listco, NextWave and certain other parties named therein, pursuant to which the Noteholders agreed to temporarily forbear from taking any Enforcement Actions (as defined in the Forbearance Agreement) against NextWave and Listco based upon the Covered Defaults (as defined in the Forbearance Agreement) under the Original Note Agreement, but only to the extent and on the terms and conditions expressly set forth therein;

WHEREAS, in connection with the Forbearance Agreement, the parties to the Original Note Agreement have agreed that Listco shall assign to the Company a portion of the obligations under the Original Notes in an aggregate principal amount equal to $436,887,512.00, and the Company has agreed to assume such portion of the obligations under the Original Notes, which obligations will be evidenced by the Notes (as defined below) to be issued on the terms and conditions provided for in the Note Exchange Agreement (as defined below);

WHEREAS, simultaneously herewith, Listco, NextWave, the Company, the Guarantors party thereto, the Collateral Agent (as defined therein), and the Noteholders have entered into an Amended and Restated Spinco Third Lien Subordinated Exchange Agreement dated as of the date hereof (the “Note Exchange Agreement”);

WHEREAS, simultaneously herewith, pursuant to the Note Exchange Agreement the Company has issued to the Noteholders Spinco Third Lien Subordinated Secured Notes Due

2013 (each, a “Note” and, collectively, the “Notes”) in an aggregate principal amount equal to $436,887,512.00;

WHEREAS, the Noteholders have agreed that the Notes shall be subject to the Forbearance Agreement (but only to the extent and on the terms and conditions expressly set forth therein);

WHEREAS, simultaneously herewith, Listco, NextWave, the Company, the Guarantors party thereto, the Collateral Agents, and the Noteholders have entered into an Amended and Restated Intercreditor Agreement dated as of the date hereof (the “Intercreditor Agreement”);

WHEREAS, NextWave owns 100% of the Company Interests (as defined below); and

WHEREAS, in consideration of the Noteholders entering into the Noteholder Agreements (as defined below) and other agreements related thereto, and in accordance therewith, NextWave has agreed to grant to the Noteholder Representative, for and on behalf of the Noteholders, the option to acquire the Company Interests as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

SECTION 1

DEFINITIONS

1.1 Definitions. The following terms, when used in this Agreement, have the following meanings, unless the context otherwise indicates:

“Acquiror Note Purchase Agreement” shall mean that certain Note Purchase Agreement, dated as of August 1, 2012, by and among AT&T, Inc. (the “Acquiror”), the consenting holders listed on Schedule I thereto and the Holder Representative (as defined therein).

“Amount Owing” shall mean, with respect to any Note, the aggregate amount owing (including all principal and interest, however accrued, whether as payment in kind interest or otherwise) under such Note.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Exercise Condition” shall mean a condition that is satisfied upon the occurrence of each of the following: (i) the Governance Effective Date and (ii) the filing by or against Listco, NextWave or the Company of a voluntary or involuntary petition under the Bankruptcy Code (other than pursuant to a breach of Section 4.1(c), Section 4.1(d) or Section 4.1(e) of the Acquiror Note Purchase Agreement).

“Board of Directors” shall mean the board of directors of the Company.

“Call Exercise Cash Payment” shall mean the payment of $25 million by the Funding Noteholders for the benefit of the common equity holders of Listco (which Call Exercise Cash Payment will not constitute a payment on account of any collateral of the Noteholders or an asset of any of the Noteholders, and the Noteholders hereby agree that such Call Exercise Cash Payment will not be subject to any mandatory prepayment or restrictions on dividends).

“Company Interests” shall mean all of the limited liability company interests of the Company, which, for the avoidance of doubt, shall include any and all interests in the Company acquired or beneficially owned by NextWave or any of its affiliates on or after the date hereof.

“Company Members” shall mean the members of the Company after the Closing (as defined below).

“Funding Noteholders” shall mean the Noteholders that affirmatively vote in favor of the Noteholder Direction and that fund their pro rata share, or any additional share if any other Noteholder fails to fund its pro rata share, of the Call Exercise Cash Payment.

“Governance Effective Date” shall mean the date on which the transfer of control of the Company from NextWave to the Noteholders is approved by the United States Federal Communications Commission (the “FCC”).

“Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of August 1, 2012, by and among the Acquiror, Rodeo Acquisition Sub Inc. and Listco.

“Merger Closing” shall mean the Closing as defined in the Merger Agreement and pursuant to and in accordance with the provisions thereof.

“Merger Exercise Condition” shall mean a condition that is satisfied upon the occurrence of each of the following: (i) the Governance Effective Date and (ii) the satisfaction or waiver of all conditions in Section 6.1 (other than Section 6.1(c)) and Section 6.2 of the Merger Agreement, other than those conditions which by their nature can only be satisfied at the Merger Closing.

“Merger Termination Condition” shall mean a condition that is satisfied upon delivery of the Noteholder Direction to the Noteholder Representative at any time following the occurrence of each of the following: (i) the Governance Effective Date and (ii) the termination of the Merger Agreement (in accordance with its terms).

“Note Redemption” shall mean the redemption of the then outstanding Notes (if any) in full pursuant to and in accordance with Article VIII of the Note Exchange Agreement.

“Noteholder Agreements” shall mean the Forbearance Agreement, the Note Exchange Agreement and the Intercreditor Agreement.

“Noteholder Direction” shall mean a writing signed by the Required Noteholders and delivered to the Noteholder Representative (with a copy to each Noteholder) directing the Noteholder Representative to exercise the Call Option for and on behalf of the Noteholders and setting forth each Noteholder’s pro rata share of the Call Exercise Cash Payment.

“Operating Agreement” shall mean the Limited Liability Company Agreement of the Company dated as of August 8, 2012, as amended from time to time.

“Required Members” shall mean, at any time after the Closing, Company Members then holding 75% or more of the Company Interests.

“Required Noteholders” shall mean Noteholders holding 75% or more of the Amount Owing under the Notes; provided, that in the event there are not sufficient consenting Noteholders necessary to meet such 75% threshold in circumstances where one or more Noteholders has requested the Noteholders to consent to a Noteholder Direction, any consenting Noteholders may purchase, pro rata among such consenting Noteholders (or, if all consenting Noteholders are not willing to purchase their pro rata share, as otherwise agreed among such consenting Noteholders that are willing to purchase additional Notes), all of the Notes held by any non-consenting Noteholder(s), together with all rights and obligations with respect thereto, in order to reach or exceed such 75% threshold and give the requested Noteholder Direction, by the payment to such non-consenting Noteholder(s) in cash of the Amount Owing under such Notes, upon which the Notes held by such non-consenting Noteholder(s) shall be automatically transferred to the Noteholders who funded the payment to such non-consenting Noteholder(s) pro rata in accordance with the amount so funded, which shall then be included as consenting for purposes of calculating the 75% threshold and the giving of the Noteholder Direction. Any such purchase and transfer shall be notified in writing to the Noteholder Representative by any such consenting Noteholder together with a written certification by such Noteholder of such Noteholder’s pro rata share of the Amounts Owing following any such purchase and transfer; provided that, in no event shall the Noteholder Representative be deemed to have knowledge of any purchase of Note(s) by any consenting Noteholder(s) from any non-consenting Noteholder(s) absent receipt of written notice from any such consenting Noteholder(s) of such purchase.

SECTION 2

CALL OPTION

2.1 Call Option.

(a) NextWave hereby grants to, and the Noteholder Representative shall have, for and on behalf of the Noteholders, the option (the “Call Option”), exercisable as provided in Section 2.2 below, to purchase 100% of the Company Interests.

(b) If the Merger Exercise Condition is satisfied prior to the satisfaction of the Merger Termination Condition or the Bankruptcy Exercise Condition, the Note Redemption shall automatically occur pursuant to and in accordance with Section 8.1(a) of the Note Exchange Agreement (the “Automatic Redemption”) immediately prior to the Merger Closing. Such Automatic Redemption shall not require any further approval of any kind by any person, including, without limitation, the Noteholder Representative, the Required Noteholders, the Board of Directors or any member of the Company. The Company shall provide written notice of (i) the satisfaction or waiver of all conditions in Section 6.1 (other than Section 6.1(c)) and Section 6.2 of the Merger Agreement, other than those conditions which by their nature can only be satisfied at the Merger Closing, and (ii) the date and time on which Listco and the Acquiror intend for the Merger Closing to occur, as far in advance as reasonably practicable (as well as updates to the extent that such date and time changes).

2.2 Exercise of the Call Option.

(a) If the Merger Termination Condition is satisfied prior to the satisfaction of the Merger Exercise Condition or the Bankruptcy Exercise Condition, the Noteholder Representative shall, upon the receipt of the Noteholder Direction, exercise the Call Option, for and on behalf of the Noteholders, by delivering a written notice (an “Exercise Notice”), signed by the Noteholder Representative, to NextWave stating that the Call Option is exercised, and the Note Redemption shall automatically occur pursuant to and in accordance with Section 8.1(d) of the Note Exchange Agreement at the Closing. Such exercise shall not require any further approval of any kind by any person, including, without limitation, the Noteholder Representative, the Required Noteholders, the Board of Directors or any member of the Company.

(b) If the Bankruptcy Exercise Condition is satisfied prior to the satisfaction of the Merger Exercise Condition or the Merger Termination Condition, the Call Option shall automatically be exercised pursuant to this Section 2.2(b) without any further action or approval of any kind by any person, including, without limitation, any approval of the Noteholder Representative, the Required Noteholders, the Board of Directors or any Company Member, immediately prior to the satisfaction of the Bankruptcy Exercise Condition.

2.3 Closing. The closing of the acquisition of the Company Interests (the “Closing” and the date of the Closing, the “Closing Date”) pursuant to the Automatic Redemption or an exercise of the Call Option shall occur:

(a) if the Automatic Redemption occurs pursuant to Section 2.1(b), simultaneously with the Note Redemption and immediately prior to the Merger Closing;

(b) if the Call Option is exercised pursuant to Section 2.2(a), on the date specified in the Exercise Notice (and simultaneously with the Note Redemption); provided that such date shall be no later than the fifth (5th) business day after the date of the Noteholder Direction; and

(c) if the Call Option is exercised pursuant to Section 2.2(b), the Closing shall be deemed to occur immediately prior to the satisfaction of the Bankruptcy Exercise Condition.

2.4 Closing Deliveries. At the Closing:

(a) NextWave shall (i) deliver all right, title and interest in and to 100% of the Company Interests, free and clear of any encumbrances whatsoever and with no restrictions on the rights and other incidents of record and beneficial ownership pertaining thereto (other than any restrictions pursuant to applicable law or, upon a Closing pursuant to an exercise of the Call Option, any encumbrances permitted under the Note Exchange Agreement), to the Noteholders, pro rata in accordance with the Amount Owing under the Notes held by each such Noteholder as of such date (the “Call Date Note Amount”), subject to adjustment pursuant to Section 2.5 below, and (ii) deliver to the Noteholders written assignments, in form and substance reasonably satisfactory to the Required Noteholders, of any and all rights that NextWave or any of its affiliates holds pertaining to its ownership of the Company Interests being purchased at the Closing, to the extent necessary to vest all such rights in the Noteholders and to cause each of the Noteholders to become a Company Member; and

(b) the Noteholders shall (i) if the Call Option is exercised pursuant to Section 2.2(a), deliver the Call Exercise Cash Payment to NextWave by means of each Noteholder delivering its pro rata share of the Call Exercise Cash Payment, subject to adjustment pursuant to Section 2.5 below, to NextWave, and (ii) each deliver a written joinder to the Operating Agreement.

Notwithstanding the foregoing, if any Noteholder materially breaches any agreement of such Noteholder (a “Breaching Noteholder”) in the Note Exchange Agreement or the Intercreditor Agreement, other than a failure to fund the Call Exercise Cash Payment, if applicable, and such breach has not been remedied prior to the later of (i) ten (10) business days after notice thereof from any Noteholder or the Noteholder Representative and (ii) the expiration of any applicable notice and cure period set forth in the relevant agreement, such Breaching Noteholder shall be entitled to receive equity distributions in respect of the Company Interests only in an amount up to the Call Date Note Amount of such Breaching Noteholder and upon receipt of the Call Date Note Amount of such Breaching Noteholder, such Breaching Noteholder shall automatically forfeit (x) all voting rights in respect of its Company Interests, and such Company Interests will no longer be used in any respect in the calculation of Required Members, (y) any right to designate a member of the Board of Directors, with any such member of the Board of Directors to be replaced by designation of the Required Members, if applicable, and (z) all rights to receive any further distributions as a Company Member or in respect of the assets of the Company in excess of the Call Date Note Amount of such Company Member.

2.5 Failure of a Noteholder to Fund.

(a) In the event that the Call Option is exercised pursuant to Section 2.2(a) and any Noteholder fails to pay its pro rata share of the Call Exercise Cash Payment (in accordance with the Amount Owing under the Notes held by such Noteholder as of the Closing), such Noteholder shall receive equity distributions in respect of the Company Interests only in an amount up to the Call Date Note Amount of such Noteholder and upon receipt of the Call Date Note Amount of such Noteholder, such Noteholder shall automatically forfeit (i) all voting rights in respect of its Company Interests, and such Company Interests will no longer be used in any respect in the calculation of Required Members, (ii) any right to designate a member of the Board of Directors, with any such member of the Board of Directors to be replaced by designation of the Required Members, if applicable, and (iii) all rights to receive any further distributions as a Company Member or in respect of the assets of the Company in excess of the Call Date Note Amount of such Noteholder. Upon payment of distributions sufficient to satisfy the Call Date Note Amount of each Company Member, any subsequent distributions in respect of the Company Interests shall be made solely in respect of Company Interests held by the Funding Noteholders pro rata in accordance with the amount of the Call Exercise Cash Payment funded by each such Funding Noteholder.

(b) Notwithstanding the provisions of Section 2.5(a) above, in the event that Douglas Manchester does not fund his pro rata share of the Call Exercise Cash Payment, Navation, Inc. will have the right to fund such amount in lieu of Douglas Manchester (the “Navation Funding Right”), and upon the payment in full of the Douglas Manchester Call Date Note Amount, Navation, Inc. shall have the right to vote the Company Interests held by Douglas Manchester, Navation Inc.’s pro rata share of the funded amount of the Call Exercise Cash Payment shall be increased by the amount funded in lieu of Douglas Manchester, Navation, Inc. shall assume any then-held right of Douglas Manchester to designate a member of the Board of Directors (and may, at its option, retain Douglas Manchester or his designee), and Navation, Inc. shall receive all further distributions in excess of the Call Date Note Amount that Douglas Manchester otherwise would have been entitled to receive as a Company Member or in respect of the assets of the Company had Douglas Manchester been a Funding Noteholder. In the event that Navation, Inc. does not fund its pro rata share of the Call Exercise Cash Payment, Douglas Manchester will have the right to fund such amount in lieu of Navation, Inc. (the “Manchester Funding Right”), and upon the payment in full of the Navation, Inc. Call Date Note Amount, Douglas Manchester shall have the right to vote the Company Interests held by Navation Inc., Douglas Manchester’s pro rata share of the funded amount of the Call Exercise Cash Payment shall be increased by the amount funded in lieu of Navation, Inc., Douglas Manchester shall assume any then-held right of Navation, Inc. to designate a member of the Board of Directors (and may, at his option, retain Navation, Inc.’s designee), and Douglas Manchester shall receive all further distributions in excess of the Call Date Note Amount that Navation, Inc. otherwise would have been entitled to receive as a Company Member or in respect of the assets of the Company had Navation, Inc. been a Funding Noteholder. For the avoidance of doubt, the provisions of this Section 2.5(b) are mutually exclusive with the provisions of Section 2.5(a) such that upon any exercise of the Navation Funding Right or the Manchester Funding Right, any adjustments to further distributions in excess of the applicable Call Date Note Amount to be made as a result of the exercise of the rights under this Section 2.5(b) shall be made only pursuant to this Section 2.5(b) and the provisions of Section 2.5(a) shall not apply in respect of such distributions.

2.6 FCC Approval. NextWave and the Company shall promptly prepare and file any applications and other documents, and do all other things necessary, for any approval by the FCC that may be necessary for the transfer of control of the Company to the Noteholders, and immediately after the receipt of any such approval, shall provide written notice of such approval to the Noteholder Representative and the Noteholders. The Company shall provide the Noteholder Representative written notice of the occurrence of the Governance Effective Date within one (1) business day thereafter. Promptly after the Closing the Company shall file a consummation notice with the FCC. The parties agree that no control of the Company (as “control” is defined by the rules and regulations of the FCC) shall be exercised by the Noteholders until the Closing.

2.7 Expiration. The Call Option shall not expire or otherwise terminate prior to the Closing. Upon the Closing following the Automatic Redemption or the exercise of the Call Option, the rights and entitlements of the Noteholders and the obligations of NextWave with respect to the grant of the Call Option shall be fully satisfied.

2.8 No Transfers or Conversion; Notice. NextWave shall continue to legally and beneficially own all of the Company Interests and shall not transfer the Company Interests, by operation of law or otherwise, except to the Noteholders upon exercise of the Call Option, or convert the Company Interests to any other security or instrument, including, without limitation, any security or instrument of the Company or any of its affiliates without the prior written consent of the Required Noteholders.

2.9 No Amendment. Neither the Company nor NextWave shall vote for or otherwise consent to any amendment to any of the agreements entered into in connection with, or pursuant to, the Merger Agreement or the Noteholder Agreements or otherwise take any action without the prior written consent of the Noteholder Representative, which consent shall only be given in accordance with a written instruction from the Required Noteholders, that (a) would require NextWave to obtain any third party consent to transfer the Company Interests or assign rights pertaining to the ownership of the Company Interests, in either case other than in accordance with this Agreement, or (b) would otherwise impair NextWave or the Company’s ability to comply with its obligations under this Agreement.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF NEXTWAVE AND THE COMPANY

NextWave and the Company each hereby represents, warrants and covenants to the Noteholder Representative and the Noteholders, as of the date hereof and the Closing Date, as follows:

3.1 Authorization. Each of NextWave and the Company has all requisite authority and capacity to execute and deliver this Agreement and any and all instruments necessary or appropriate to effectuate fully the terms and conditions contained herein and the transactions contemplated hereby. This Agreement has been duly authorized by all necessary action on the part of each of NextWave and the Company and this Agreement has been duly executed and delivered by each of NextWave and the Company and constitutes the valid and legally binding obligation of each of NextWave and the Company, enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, whether considered at law or equity.

3.2 No Violations. The execution and delivery of this Agreement by NextWave and the Company and the performance by NextWave and the Company of the respective terms of this Agreement (a) does not conflict with or result in a violation of any United States federal, State of New York or State of Delaware regulation or law governing either NextWave or the Company or either of their organizational documents and (b) would not result in a breach of, constitute a default under, result in the acceleration of, create in any person the right to accelerate, terminate, modify or cancel, or require any notice under, any material contract to which either NextWave or the Company is a party or by which either NextWave or the Company is bound or to which either NextWave or the Company’s assets are subject, the result of which could prevent the consummation of the transactions contemplated hereby.

3.3 No Consents. Other than the approval that will be sought from the FCC for the transfer of control of the Company to the Noteholders, no approval, authorization or other action by or filing with any governmental authority of the United States of America, the State of Delaware or the State of New York having jurisdiction over either NextWave or the Company is required in connection with the execution and delivery of this Agreement and the performance of this Agreement by either NextWave or the Company, or the validity or enforceability against either NextWave or the Company of this Agreement.

3.4 Title; No Encumbrances. NextWave is the lawful record and beneficial owner of all of the Company Interests, and NextWave has good and marketable title to such securities, free and clear of any encumbrances whatsoever and with no restrictions on the rights and other incidents of record and beneficial ownership pertaining thereto (other than pursuant to the Noteholder Agreements). There are no outstanding options, warrants, rights (preemptive or otherwise), calls, agreements or commitments to which either NextWave or the Company is a party to sell or otherwise transfer or dispose of the Company Interests, other than in connection with the proposed transfer to the Noteholders upon exercise of the Call Option. Except pursuant to this Agreement, NextWave has not assigned, sold, distributed, pledged or otherwise transferred or granted any right (including, without limitation, any right to acquire) or interest in all or any portion of the Company Interests.

3.5 No Reliance. Each of NextWave and the Company has independently, and without reliance upon any of the Noteholders or the Noteholder Representative, or any of their respective agents, employees, officers or directors and without reliance, and based on such information as each of NextWave and the Company and each of their respective advisors have deemed adequate and appropriate, made their own analysis and decision to enter into this Agreement. Each of NextWave and the Company has had the opportunity to review such information with its advisors. Each of NextWave and the Company acknowledges that neither the Noteholder Representative nor any Noteholder, or any of their respective agents or representatives, has given either NextWave or the Company any investment advice, credit information or opinion regarding whether the grant of the Call Option or the sale of the Company Interests upon exercise thereof is prudent.

3.6 Investment Representation. By reason of each of NextWave and the Company’s business or financial experience, each of NextWave and the Company has the capacity to protect its own interests in connection with the transactions contemplated hereby. NextWave is aware of and has considered the financial and market risk of selling the Company Interests on the terms set forth in this Agreement and is willing to forego through such sale the potential for future economic gain that might be realized from owning the Company Interests. NextWave is entering into this Agreement and granting the Call Option (and potentially selling the Company Interests) of NextWave’s own free will with the full understanding of the potential risk and reward associated therewith.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE NOTEHOLDERS AND THE NOTEHOLDER REPRESENTATIVE

The Noteholder Representative and each of the Noteholders hereby represents and warrants, severally as to itself only, to NextWave and the Company, as of the date hereof and the Closing Date, as follows:

4.1 Authorization. It has all requisite authority and capacity to execute and deliver this Agreement and any and all instruments necessary or appropriate to effectuate fully the terms and conditions contained herein and the transactions contemplated hereby. This Agreement has been duly authorized by all necessary action on its part and this Agreement has been duly executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, whether considered at law or equity.

4.2 No Violations. The execution and delivery of each of this Agreement and the performance by it of the respective terms of this Agreement (a) does not conflict with or result in a violation of any United States federal, State of New York or State of Delaware regulation or law governing it or its organizational documents and (b) with respect to each Noteholder (severally as to itself only), would not result in a breach of, constitute a default under, result in the acceleration of, create in any person the right to accelerate, terminate, modify or cancel, or require any notice under, any material contract to which such party is a party or by which such party is bound or to which such party’s assets are subject, the result of which could prevent the consummation of the transactions contemplated hereby.

4.3 No Consents. Other than the approval that will be sought from the FCC for the transfer of control of the Company to the Noteholders, no approval, authorization or other action by or filing with any governmental authority of the United States of America, the State of Delaware or the State of New York having jurisdiction over it is required in connection with the execution and delivery of this Agreement and the performance of this Agreement by it, or the validity or enforceability against it of this Agreement.

4.4 No Reliance. If a Noteholder, it has independently, and without reliance upon NextWave or the Company, or any of their respective agents, employees, officers or directors and without reliance, and based on such information as it and its advisors have deemed adequate and appropriate, made its own analysis and decision to enter into this Agreement. If a Noteholder, it has had the opportunity to review such information with its advisors. If a Noteholder, it acknowledges that neither the NextWave nor the Company, or any of their respective agents or representatives, has given it any investment advice, credit information or opinion regarding whether the Call Option or the purchase of the Company Interests upon exercise thereof is prudent. For the avoidance of doubt, the Noteholder Representative makes no representations or warranties set forth in this Section 4.4.

4.5 Investment Representation. If a Noteholder, by reason of its business or financial experience, it has the capacity to protect its own interests in connection with the transactions contemplated hereby. If a Noteholder, it is aware of and has considered the financial and market risk of purchasing the Company Interests on the terms set forth in this Agreement. If a Noteholder, it is entering into this Agreement (and potentially purchasing the Company Interests) of its own free will with the full understanding of the potential risk and reward associated therewith. For the avoidance of doubt, the Noteholder Representative makes no representations or warranties set forth in this Section 4.5.

SECTION 5

MISCELLANEOUS

5.1 Notices. All notices, requests and other communications hereunder must be in writing and shall be deemed to have been duly given only if delivered personally or by email or facsimile transmission or internationally recognized courier, to the parties at the following address, email address or facsimile number:

if to the Noteholders or the Noteholder Representative:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, Minnesota 95402

Attention: Nicholas Tally and Alecia Anderson

Facsimile: (612) 217-9651

Email: aanderson@wilmingtontrust.com

if to NextWave:

NextWave Wireless LLC

12264 El Camino Road

San Diego, California 92130

Attention: Frank Cassou, Esq.

Facsimile: (858) 704-7825

Email: fcassou@nextwave.com

with a copy (which shall not constitute effective notice) to:

Lowenstein Sandler PC

1251 Avenue of the Americas

New York, New York 10020

Attention: Marita A. Makinen, Esq.

Facsimile: (973) 335-3357

Email: mmakinen@lowenstein.com

if to the Company:

NextWave Holdco LLC

12264 El Camino Road

San Diego, California 92130

Attention: Frank Cassou, Esq.

Facsimile: (858) 704-7825

Email: fcassou@nextwave.com

with a copy (which shall not constitute effective notice) to:

Lowenstein Sandler PC

1251 Avenue of the Americas

New York, New York 10020

Attention: Marita A. Makinen, Esq.

Facsimile: (973) 335-3357

All such notices, requests and other communications shall (i) if delivered by email or facsimile transmission, be deemed given upon transmission without receipt of notice of failure of transmission, and (ii) if delivered personally or by internationally recognized courier, be deemed given upon delivery, in each case at the applicable address referenced above. Any party hereto may from time to time change such party’s address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

5.2 Governing Law. The parties hereto expressly agree that all the terms and conditions hereof shall be construed under the laws of the State of New York applicable to agreements made and to be performed entirely therein (including Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflict of law principles that would result in the application of the laws of another jurisdiction.

5.3 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of NextWave, the Company and the Required Noteholders.

5.4 Waiver. Any term or condition of this Agreement may be waived at any time by the party hereto that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to any party hereto will impair or affect the right of such party thereafter to exercise the same. Any extension of time or other indulgence granted to any party hereto will not otherwise alter or affect any power, remedy or right with respect to any other party hereto, or the obligations of the party to whom such extension or indulgence is granted.

5.5 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any law, and if the rights or obligations of any party hereto under this Agreement shall not be adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

5.6 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to its subject matter and supersedes, merges and voids all other agreements between or among any of the parties with respect to such subject matter.

5.7 No Assignment; Binding Effect. Except as expressly set forth herein, neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so shall be void; provided that any Noteholder may assign its rights hereunder in connection with any transfer of Notes permitted by the Note Exchange Agreement; provided further that the transferee shall execute a joinder to this Agreement in connection with any such transfer. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors permitted transferees and assigns.

5.8 Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other persons any legal or equitable right, benefit, or remedy of any nature whatsoever, except as expressly set forth herein.

5.9 Construction. Every term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party hereto.

5.10 Headings. The headings used in this Agreement have been inserted for convenience of reference only, and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

5.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.12 Attorney’s Fees. As between the Noteholders, the Company and NextWave, in the event of any action for the breach of this Agreement or misrepresentation by any party, the prevailing party shall be entitled to reasonable attorney’s fees, costs and expenses incurred with respect to such action.

5.13 Termination. This Agreement shall terminate immediately after the Closing following the Automatic Redemption.

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IN WITNESS WHEREOF, the parties hereto have executed and entered into this Agreement as of the day first above set forth.

NextWave Wireless LLC

By:	/s/ Francis J. Harding
Name:	Francis J. Harding
Title:	Treasurer

NextWave Holdco LLC

By:	/s/ Francis J. Harding
Name:	Francis J. Harding
Title:	Treasurer

Wilmington Trust, National Association, as Noteholder Representative

By:	/s/ Renee Kuhl
Name:	Renee Kuhl
Title:	Vice President

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NOTEHOLDERS:

AVENUE INVESTMENTS, L.P.

By: Avenue Partners, LLC, its General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member

Address:	Avenue Capital Group
535 Madison Avenue 14th Floor New York, NY 10022 Tel: (212) 878-3568 Email: rsymington@avenuecapital.com; bmulhern@avenuecapital.com; Attn: Robert Symington Brian Mulhern Esther Posner

[Signature page to Call Option Agreement]

AVENUE CDP GLOBAL OPPORTUNITIES FUND, L.P.

By: Avenue Global Opportunities Fund GenPar, LLC, its General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member

Address:	Avenue Capital Group
535 Madison Avenue 14th Floor New York, NY 10022 Tel: (212) 878-3568 Email: rsymington@avenuecapital.com; bmulhern@avenuecapital.com; Attn: Robert Symington Brian Mulhern Esther Posner

[Signature page to Call Option Agreement]

AVENUE INTERNATIONAL MASTER L.P.

By: Avenue International Master Fund GenPar, Ltd., its General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member

Address:	Avenue Capital Group
535 Madison Avenue 14th Floor New York, NY 10022 Tel: (212) 878-3568 Email: rsymington@avenuecapital.com; bmulhern@avenuecapital.com Attn: Robert Symington Brian Mulhern Esther Posner

[Signature page to Call Option Agreement]

AVENUE SPECIAL SITUATIONS FUND IV, L.P.

By: Avenue Capital Partners IV, LLC, its General Partner

By: GL Partners IV, LLC, its Managing Member

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member

Address:

Avenue Capital Group

535 Madison Avenue

14th Floor

New York, NY 10022

Tel: (212) 878-3568

Email: rsymington@avenuecapital.com; bmulhern@avenuecapital.com;

Attn: Robert Symington

Brian Mulhern

Esther Posner

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SOLA LTD

By:	/s/ Christopher A. Pucillo
Name:	Christopher A. Pucillo
Title:	CEO

Address:	Solus Alternative Asset Management LP 430 Park Avenue, 9th Floor New York, New York 10022 Phone: 212-284-4300 Fax: 212-284-4338

[Signature page to Call Option Agreement]

SOLUS CORE OPPORTUNITIES MASTER FUND LTD

By:	/s/ Christopher A. Pucillo
Name:	Christopher A. Pucillo
Title:	CEO

Address:	Solus Alternative Asset Management LP
430 Park Avenue, 9th Floor
New York, New York 10022
Phone: 212-284-4300
Fax: 212-284-4338

[Signature page to Call Option Agreement]

MARIN-FINN LIVING TRUST QTIP TRUST UAD 07/04/01

By:	/s/ Kevin Finn
Name:	Kevin Finn
Title:	Trustee

Address:

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ALDEN GLOBAL DISTRESSED OPPORTUNITIES MASTER FUND, L.P.

By: Alden Global Capital Limited, its investment adviser,

By: Alden Global Capital LLC, its sub-adviser

By:	/s/ Jason Pecora
Name:	Jason Pecora
Title:	Managing Director

Address:

ALDEN GLOBAL VALUE RECOVERY MASTER FUND, L.P.

By: Alden Global Capital Limited, its investment adviser,

By: Alden Global Capital LLC, its sub-adviser

By:	/s/ Jason Pecora
Name:	Jason Pecora
Title:	Managing Director

Address:

[Signature page to Call Option Agreement]

/s/ Douglas Manchester
Douglas F. Manchester

Address:

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NAVATION INC.

By:	/s/ Allen Salmasi
Name:	Allen Salmasi
Title:	Chief Executive Officer

Address:

Navation, Inc.

c/o Mr. Alain Tripod

15, rue Général-Dufour

Case Postale 5556

CH1211 Genéve 11,

Switzerland

Telephone: (212) 535-6005

Fax: (212) 535-6001

asalmasi@neuronstar.com

with notice also to:

Seyfarth Shaw LLP

c/o Stanley Block

620 Eighth Avenue

New York, NY 10018-1405

Telephone: (212) 218-5561

Fax: (917) 344-1216

sbloch@seyfarth.com

[Signature page to Call Option Agreement]

POLYGON RECOVERY FUND L.P.
By:	Polygon Global Partners LLP, its investment manager

By:	/s/ Reade Griffith
Name:	Reade Griffith
Title:	Principal

Address:

[Signature page to Call Option Agreement]

SCHEDULE A

NOTEHOLDERS

Avenue-CDP Global Opportunities Fund, L.P.

Avenue International Master, L.P.

Avenue Investments, L.P.

Avenue Special Situations Fund IV, L.P.

SOLA LTD

Solus Core Opportunities Master Fund Ltd

Marin-Finn Living Trust QTIP Trust

Alden Global Distressed Opportunities Master Fund, L.P.

Alden Global Value Recovery Master Fund, L.P.

Douglas F. Manchester

Navation Inc.

Polygon Recovery Fund L.P.